UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

July 20, 2022

CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.

One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On July 20, 2022, Bennett Dorrance, Sr. notified the Board of Directors (the “Board”) of Campbell Soup Company (the “Company”) of his intention to retire as a member of the Board, effective as of July 21, 2022. Mr. Dorrance’s retirement is not the result of any disagreement with the Company regarding its operations, policies or practices.

(d) On July 20, 2022, the Board of the Company elected Bennett Dorrance, Jr. as a director, effective July 21, 2022. Mr. Dorrance, Jr. will serve for an initial term to expire concurrently with terms of the other members of the Board at the Company’s 2022 annual meeting of shareholders and until his successor is elected and qualified. Additionally, Mr. Dorrance, Jr. was appointed to the Audit Committee and the Finance and Corporate Development Committee, effective as of the same date.

Mr. Dorrance, Jr. will be paid a pro-rated Board retainer in accordance with the Company’s 2022 non-employee director compensation program, described in Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2021, which was filed with the Securities and Exchange Commission on December 8, 2021 and is incorporated herein by reference.

No arrangement or understanding exists between Mr. Dorrance, Jr. and any other person pursuant to which Mr. Dorrance, Jr. was selected as a director, and there are no transactions which would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: July 22, 2022	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Senior Vice President, Corporate Secretary and Deputy General Counsel